                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934, (Amendment No.      )
                                                      ------


Filed by the registrant    X
                        ------
Filed by a party other than the registrant
                                           ------
Check the appropriate box:

            Preliminary proxy statement
     ------
            Confidential, for use of the Commission only (as permitted by Rule
     ------ 14a-6(e)(2))
       X    Definitive proxy statement
     ------
            Definitive additional materials
     ------
            Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
     ------


                               MARKET FACTS, INC.
                               ------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):


   X     No fee required
 ------

         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and ------ 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

         Fee paid previously with preliminary materials.
 ------

     _____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount previously paid:

           (2)  Form, schedule or registration statement number:

           (3)  Filing party:

           (4)  Date filed:

                              Market Facts, Inc.

                           3040 West Salt Creek Lane
                       Arlington Heights, Illinois 60005

            _______________________________________________________



                                   NOTICE OF

                                ANNUAL MEETING

                                      AND

                                PROXY STATEMENT


            _______________________________________________________



                         Annual Meeting of Stockholders


                                 April 30, 1998

                              MARKET FACTS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held April 30, 1998


To the Stockholders of Market Facts:

     Notice is hereby given that the Annual Meeting of Stockholders of Market Facts, Inc., a Delaware corporation, will be held at the Arlington Park Hilton Hotel, Euclid Avenue & Rohlwing Road in Arlington Heights, Illinois on Thursday, April 30, 1998 at 10:30 A.M. for the following purposes:

     (1) To elect three (3) directors to serve for a term of three (3) years, as specified in the proxy statement or until their successors are elected and qualify.

     (2) To consider and vote upon a proposal to amend the Market Facts, Inc. 1996 Stock Plan to increase the aggregate number of shares of Common Stock that may be issued pursuant to the Plan from 1,000,000 to 1,800,000.

     (3) To transact such other business as may properly come before the meeting.

     The Annual Report of the Company for the fiscal year ended December 31, 1997 accompanies this Notice.

                              By Order of the Board of Directors,




                              WESLEY S. WALTON
                              Secretary

Arlington Heights, Illinois
March 24, 1998


________________________________________________________________________________

                                   IMPORTANT

  A proxy statement and proxy are submitted herewith. All stockholders are urged to complete and mail the proxy promptly. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the meeting may personally vote on all matters which are considered, in which event the signed proxy is revoked. It is important that your stock be voted.
________________________________________________________________________________

                               MARKET FACTS, INC.
                                PROXY STATEMENT
                           3040 West Salt Creek Lane
                       Arlington Heights, Illinois 60005
                                 (847) 590-7000



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Market Facts, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on April 30, 1998 (the "Annual Meeting"). A stockholder may revoke a proxy at any time prior to the exercise of the powers therein granted. This may be done prior to the Annual Meeting by written revocation sent to the Secretary of the Company at the principal office of the Company, 3040 West Salt Creek Lane, Arlington Heights, Illinois 60005; or it may be done personally upon oral or written request at the Annual Meeting. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone or by facsimile. This Proxy Statement and proxy are being mailed on or about March 24, 1998 to all stockholders of record on March 10, 1998.


                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 10, 1998 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting and any adjournment thereof, notwithstanding any subsequent transfers of stock. The stock transfer books of the Company will not be closed.

     On March 10, 1998, the Company had outstanding voting securities consisting of 8,838,308 shares of Common Stock and 100 shares of Series B Preferred Stock ("Series B Stock"). Two of the directors to be elected at the Annual Meeting will be elected by the holders of the Common Stock and one director will be elected by the holder of the Series B Stock. All of the outstanding shares of Series B Stock and 23.05% of the outstanding Common Stock are held by MFI Investors L.P., a Delaware limited partnership (the "Partnership"), of which MFI Associates, Inc., a Delaware corporation, is the general partner (the "General Partner"). Two directors of the Company are officers, directors and stockholders of the General Partner. Holders of the Common Stock are entitled to one vote per share, and the Partnership, as the holder of the Series B Stock, is presently entitled to elect three directors, subject to decrease as its percentage ownership of the Common Stock decreases. See "Certain Transactions--Investment Agreement; Rights of Series B Stock."

             SECURITY OWNERSHIP OF FIVE PERCENT BENEFICIAL OWNERS

     The following table sets forth all persons known by the Board of Directors to be beneficial owners of more than five percent of the Company's Common Stock and Series B Preferred Stock outstanding as of March 10, 1998:

--------------------------------------------------------------------------------------------------------------------------------
                Name and Address                              Number and Class of Shares and                     Percent
               of Beneficial Owner                         Nature of Beneficial Ownership/(1)/                   of Class
--------------------------------------------------------------------------------------------------------------------------------
                 Ned L. Sherwood                                      2,039,732/(2)/                              23.07%
                MFI Investors L.P.                                    Common Stock
                  54 Morris Lane
              Scarsdale, New York  10583                                 100/(2)/                                  100%
                                                                      Series B Stock
--------------------------------------------------------------------------------------------------------------------------------
                CG Trust Company/(3)/
                  525 West Monroe St.                                     833,008                                  9.42%
               Chicago, Illinois  60661                                 Common Stock
--------------------------------------------------------------------------------------------------------------------------------

_________________________

(1) The nature of beneficial ownership of securities is direct, and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2) Shares are held of record by MFI Investors L.P., a Delaware limited partnership (the "Partnership"), of which MFI Associates, Inc., a Delaware corporation, is the general partner (the "General Partner"). The General Partner has the sole voting and dispositive power over the Common Stock and Series B Stock held by the Partnership, and Mr. Sherwood has voting control over 52.6% of the outstanding voting securities of the General Partner. He may therefore be deemed to beneficially own all of such shares. Pursuant to the terms of the Series B Stock, the Partnership has the right to elect three directors. Additional information regarding the Partnership, the General Partner and the Series B Stock is included under "Certain Transactions--Investment Agreement; Rights of Series B Stock." Also includes 2,400 shares subject to options exercisable by Mr. Sherwood within 60 days.

(3) CG Trust Company is a unit of Connecticut General Life Insurance Company, Hartford, CT, and is the Trustee of the Market Facts, Inc. Profit Sharing and Retirement Plan ("Profit Sharing Plan") and the Market Facts Employee Stock Ownership Plan ("ESOP"). As of March 10, 1998, the Market Facts Stock Fund of the Profit Sharing Plan held 444,540 shares of Common Stock for the benefit of Company employees and the ESOP held 388,468 shares.

            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 10, 1998 by (i) each of the Company's current directors and executive officers, (ii) one former executive officer and (iii) all directors and current executive officers of the Company as a group.

-----------------------------------------------------------------------------------------------------------------------
                           Name of Beneficial Owner                                Number and Nature of      Percent of
                                                                                   Beneficial Ownership         Class
-----------------------------------------------------------------------------------------------------------------------
William W. Boyd                                                                          9,600/(1)/             0.11%
-----------------------------------------------------------------------------------------------------------------------
Verne B. Churchill                                                                      58,586/(2)/             0.66%
-----------------------------------------------------------------------------------------------------------------------
Lawrence W. Labash                                                                     112,688/(3)/             1.27%
-----------------------------------------------------------------------------------------------------------------------
Jeffery A. Oyster                                                                          600/(4)/             0.01%
-----------------------------------------------------------------------------------------------------------------------
Thomas H. Payne                                                                        145,425/(5)/             1.64%
-----------------------------------------------------------------------------------------------------------------------
Karen E. Predow                                                                          2,400/(6)/             0.03%
-----------------------------------------------------------------------------------------------------------------------
Glenn W. Schmidt/(7)/                                                                   39,601/(8)/             0.45%
-----------------------------------------------------------------------------------------------------------------------
Sanford M. Schwartz                                                                    335,725/(9)/             3.80%
-----------------------------------------------------------------------------------------------------------------------
Ned L. Sherwood                                                                     2,039,732/(10)/            23.07%
-----------------------------------------------------------------------------------------------------------------------
Timothy J. Sullivan                                                                   142,317/(11)/             1.61%
-----------------------------------------------------------------------------------------------------------------------
Jack R. Wentworth                                                                       3,200/(12)/             0.04%
-----------------------------------------------------------------------------------------------------------------------
All directors and current executive officers as a
   group (10 people)                                                                2,850,273/(13)/            32.09%
-----------------------------------------------------------------------------------------------------------------------

_________________________

(1) Includes 2,400 shares subject to options exercisable within 60 days; the remaining shares are held in the William W. Boyd Insurance Trust and Janet S. Boyd Insurance Trust.

(2) Includes 189 shares allocated to Mr. Churchill under the ESOP and 85 shares held for his benefit in the Market Facts Stock Fund of the Profit Sharing Plan; 4,400 shares subject to options exercisable within 60 days; and 13,908 shares held in the Churchill Family Trust.

(3) Includes 13,200 shares with respect to which voting and investment powers are shared; 5,778 shares allocated to Mr. Labash under the ESOP; 41,334 shares held for his benefit in the Market Facts Stock Fund of the Profit Sharing Plan; and 6,000 shares subject to options exercisable within 60 days.

(4) 2,037,332 shares of Common Stock (the "MFI Shares") are held of record by MFI Investors, L.P., a Delaware limited partnership (the "Partnership"), of which MFI Associates, Inc., a Delaware corporation, is the general partner (the "General Partner"). The General Partner has the sole voting and dispositive power over the MFI Shares. Mr. Oyster holds 9.9% of the Class A Common Stock of the General Partner; however, he has granted to Mr. Ned Sherwood an irrevocable proxy to vote one-half of his shares, which together with proxies delivered by the other shareholders of the General Partner, gives Mr. Sherwood voting control over 52.6% of the Class A Common Stock of the General Partner. Therefore, Mr. Sherwood possesses voting control over all of the MFI Shares owned by the Partnership. Mr. Oyster's wife holds 600 shares as to which Mr. Oyster disclaims beneficial ownership.

(5) Includes 10,301 shares allocated to Mr. Payne under the ESOP; 24,896 shares held for his benefit in the Market Facts Stock Fund of the Profit Sharing Plan; and 12,000 shares subject to options exercisable within 60 days.

(6)  Represents 2,400 shares subject to options exercisable within 60 days.

(7) Mr. Schmidt resigned as a director and executive officer of the Company on August 20, 1997. Mr. Schmidt remains an employee of the Company.

(8) Includes 9,601 shares allocated to Mr. Schmidt under the ESOP and 6,000 shares subject to options exercisable within 60 days.

(9) Includes 312,400 shares which are subject to the terms of a Restricted Stock Award. There were 400,000 shares awarded, which vest 10% each year over a ten-year period that commenced January 5, 1993. As of March 10, 1998, 240,000 of such shares had vested. Upon the termination of Dr. Schwartz's employment with the Company, any unvested shares will be forfeited and returned to the Company. Also includes 2,162 shares allocated to Dr. Schwartz under the ESOP; 7,563 shares held for his benefit in the Market Facts Stock Fund of the Profit Sharing Plan; 6,000 shares subject to options exercisable within 60 days; and 7,600 shares held in trust for the benefit of his children.

(10) The shares beneficially owned by Mr. Sherwood include 2,037,332 shares held of record by the Partnership and 2,400 shares subject to options exercisable by Mr. Sherwood within 60 days. The Partnership also holds 100 shares of Series B Stock. The General Partner has the sole voting and dispositive power over the Common Stock and Series B Stock held by the Partnership, and Mr. Sherwood has voting control over 52.6% of the outstanding voting securities of the General Partner. He may therefore be deemed to beneficially own all of such shares. See also note (4) above.

(11) Includes 3,128 shares allocated to Mr. Sullivan under the ESOP; 15,989 shares held for his benefit in the Market Facts Stock Fund of the Profit Sharing Plan; and 5,200 shares subject to options exercisable within 60 days.

(12) Includes 2,400 shares subject to options exercisable within 60 days.

(13) Includes 13,200 shares with respect to which voting and investment powers are shared; 21,558 shares allocated to executive officers under the ESOP; 89,867 shares held for the benefit of executive officers in the Market Facts Stock Fund of the Profit Sharing Plan; and 43,200 shares subject to options exercisable within 60 days. Also includes 2,037,332 shares of Common Stock held of record by the Partnership.


                        ITEM 1. ELECTION OF DIRECTORS

     At the Annual Meeting, three (3) directors of the Company will be elected. Two directors will be elected by the holders of the Common Stock and one director will be elected by the Partnership as the holder of the Series B Stock. See "Certain Transactions--Investment Agreement; Rights of Series B Stock" for a description of the Series B Stock. The Company's Restated Certificate of Incorporation divides the Board of Directors, which presently consists of ten directors, into three classes, each having a term of three years. The Board has nominated Mr. Boyd and Mr. Sullivan to be elected by the holders of the Common Stock (the "Common Stock Nominees"), and has endorsed Mr. Oyster's nomination by the holder of the Series B Stock to be elected by the Series B holder (the "Series B Nominee"). Each Director will hold office for a term of three years. It is intended that the enclosed proxy shall be voted for the election of the Common Stock Nominees unless authority to do so is withheld. In the event either of the Common Stock Nominees shall cease to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Board of Directors and for the remaining nominee so listed. The Board of Directors currently has no reason to believe that either of the Common Stock Nominees will be unwilling or unable to serve as a director if elected. Any proxies given by stockholders cannot be voted for a greater number of persons than the number of Common Stock Nominees listed and identified.

Information Respecting Common Stock Nominees

-------------------------------------------------------------------------------------------------------------------------
   Name                   Age                    Principal Occupation or Employment                    Director Since
                                                        for Last Five Years
-------------------------------------------------------------------------------------------------------------------------
William W. Boyd             71      Chairman of the Board of Sterling Plumbing Group, Inc., Rolling      January 24, 1994
                                    Meadows, Illinois. Mr. Boyd is a trustee of the Stein, Roe and
                                    Farnham Mutual Funds. He also is a trustee of Elmhurst College, as well as a director of Cummins-Allison Corp. and Kohler Company.
-------------------------------------------------------------------------------------------------------------------------
Timothy J. Sullivan         44      Chief Financial Officer of the Company since August 1997 and         August 21, 1997
                                    Senior Vice President of the Company since 1996; prior thereto,
                                    Vice President of the Company. Mr. Sullivan is also Treasurer and Assistant Secretary of the Company.
-------------------------------------------------------------------------------------------------------------------------

Information Respecting Series B Nominee

-------------------------------------------------------------------------------------------------------------------------
    Name                   Age                    Principal Occupation or Employment                    Director Since
                                                          for Last Five Years
-----------------------------------------------------------------------------------------------------------------------
Jeffery A. Oyster           32      Since 1995, a partner of ZS Fund L.P., a New York-based investment   August 5, 1997
                                    partnership which provides financial advisory services to the
                                    Company; and since June 1996, an officer and director of MFI
                                    Associates, Inc., a financial advisory services firm/(1)/; prior thereto, Vice President of Davenport Management, Inc., a Connecticut-
                                    based private equity partnership.
-----------------------------------------------------------------------------------------------------------------------

_________________________

(1) Additional information regarding ZS Fund L.P., MFI Associates, Inc. and Mr. Oyster's election to the Board of Directors is included under "Certain Transactions--Investment Agreement; Rights of Series B Stock" and "Certain Transactions--Financial Advisory Agreement."

Continuing Directors Whose Terms of Office Expire in 1999

-------------------------------------------------------------------------------------------------------------------------
     Name                  Age                    Principal Occupation or Employment                     Director Since
                                                         for Last Five Years
-------------------------------------------------------------------------------------------------------------------------
Lawrence W. Labash          50     Senior Vice President of the Company.                                 January 24, 1994
-------------------------------------------------------------------------------------------------------------------------
Thomas H. Payne             52     President and Chief Executive Officer of the Company since 1996;      December 7, 1982
                                   prior thereto, President and Chief Operating Officer of the Company.
-------------------------------------------------------------------------------------------------------------------------
Sanford M. Schwartz         46     Executive Vice President of the Company and President of Market       October 28, 1992
                                   Facts--New York, Inc.
-------------------------------------------------------------------------------------------------------------------------
Ned L. Sherwood             48     Managing partner of ZS Fund L.P., a New York-based investment         June 6, 1996
                                   partnership of which Zaleski, Sherwood & Co., Inc., (a private investment firm of which Mr. Sherwood has been president since 1985)
                                   is the general partner and which provides financial advisory services to the Company; also since June 1996 an officer and director of MFI
                                   Associates, Inc., a financial advisory services firm. Mr. Sherwood is also a director of Sun Television Appliances, Inc., Kaye Group, Inc.,
                                   and Mazel Stores, Inc./(1)/
-------------------------------------------------------------------------------------------------------------------------
_________________________

(1)  Additional information regarding ZS Fund L.P., MFI Associates, Inc. and Mr.
     Sherwood's election to the Board of Directors is included under "Certain
     Transactions--Investment Agreement; Rights of Series B Stock" and "Certain
     Transactions--Financial Advisory Agreement."


Continuing Directors Whose Terms of Office Expire in 2000
-------------------------------------------------------------------------------------------------------------------------
     Name                  Age                    Principal Occupation or Employment                     Director Since
                                                          for Last Five Years
-------------------------------------------------------------------------------------------------------------------------
Verne B. Churchill          65    Chairman of the Board of Directors of the Company since 1996;          March 13, 1967
                                  prior thereto, Chairman and Chief Executive Officer of the Company.
-------------------------------------------------------------------------------------------------------------------------
Karen E. Predow             49    Division Manager, Consumer Markets Division of AT&T, Basking Ridge,    February 3, 1993
                                  New Jersey since October, 1994; prior thereto, Vice President of The
                                  Chase Manhattan Bank, N.A., New York, New York.
-------------------------------------------------------------------------------------------------------------------------
Jack R. Wentworth           69    Arthur M. Weimer Professor Emeritus of Business Administration and     April 17, 1988
                                  former Dean, Graduate School of Business, Indiana University,
                                  Bloomington, Indiana. Dr. Wentworth is also a director of Kimball
                                  International, Inc. and Lone Star Industries, Inc.
-------------------------------------------------------------------------------------------------------------------------

                   REMUNERATION OF NAMED EXECUTIVE OFFICERS

     The Summary Compensation Table which follows includes, for each of the fiscal years ended December 31, 1997, 1996 and 1995, individual compensation for services to the Company and its subsidiaries paid to: (i) the Chief Executive Officer, (ii) the four other most highly paid executive officers of the Company in 1997 and (iii) one former executive officer (together, the "Named Executives").

                          SUMMARY COMPENSATION TABLE


                                           Annual Compensation                 Long-Term
                                                                             Compensation       All Other
                                                                                Awards
------------------------------------------------------------------------------------------
          Name and             Year   Salary     Bonus      Other Annual      Securities    Compensation/(3)/
     Principal Position                                   Compensation/(1)/   Underlying
                                                                                Options
                                                                             (Shares)/(2)/
-------------------------------------------------------------------------------------------------------------
Thomas H. Payne                1997  $218,880   $300,000          --                20,000             $9,136
President, Chief Executive     1996  $190,734   $200,000          --                40,000             $6,509
Officer and Director           1995  $181,620   $105,000          --                     0             $5,507
-------------------------------------------------------------------------------------------------------------

Verne B. Churchill             1997  $223,860   $150,000          --                10,000             $9,136
Chairman of the Board          1996  $216,400   $150,000          --                12,000             $6,509
                               1995  $206,100   $105,000          --                     0             $5,507
-------------------------------------------------------------------------------------------------------------

Glenn W. Schmidt/(4)/          1997  $182,597   $120,000          --                10,000             $9,136
Former Executive Vice          1996  $178,886   $120,000          --                20,000             $6,509
President and Director         1995  $171,822   $ 75,000          --                     0             $5,507
-------------------------------------------------------------------------------------------------------------

Sanford M. Schwartz            1997  $210,766   $ 50,000          --                10,000             $9,136
Executive Vice President,      1996  $200,236   $ 35,000          --                20,000             $6,509
President of                   1995  $191,254   $ 20,000          --                     0             $5,507
Market Facts--New York, Inc.
 and Director
-------------------------------------------------------------------------------------------------------------

Timothy J. Sullivan            1997  $159,580   $ 60,000          --                 6,000             $9,136
Chief Financial Officer,       1996  $140,435   $ 30,000          --                20,000             $6,509
Senior Vice President and      1995  $125,400   $ 18,000          --                     0             $5,461
Director
-------------------------------------------------------------------------------------------------------------

Lawrence W. Labash             1997  $162,300   $105,000          --                10,000             $9,094
Senior Vice President          1996  $147,000   $ 85,000          --                20,000             $6,509
and Director                   1995  $121,400   $ 51,000          --                     0             $5,507
-------------------------------------------------------------------------------------------------------------

_________________________

(1) The total amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for any of the Named Executives for any year shown.

(2) The options granted in 1997 and 1996 were granted pursuant to the Company's 1996 Stock Plan (the "1996 Plan").

(3) These amounts represent, for each of the Named Executives, amounts contributed for their accounts pursuant to the Profit Sharing Plan and the ESOP. Pursuant to the Profit Sharing Plan, the amounts credited to the Named Executives in 1997, 1996 and 1995, respectively, were as follows: Mr. Payne, $8,135, $5,786 and $5,097; Mr. Churchill, $8,135, $5,786 and $5,097;
     Mr. Schmidt, $8,135, $5,786
and $5,097; Dr. Schwartz, $8,135, $5,786 and $5,097; Mr. Sullivan, $8,135,
$5,786 and $5,055; and Mr. Labash, $8,093, $5,786 and $5,097.

     Pursuant to the ESOP, the amounts credited to the accounts of the Named Executives in 1997, 1996 and 1995, respectively, were as follows: Mr. Payne, $1,001, $723 and $410; Mr. Churchill, $1,001, $723 and $410; Mr. Schmidt,
$1,001, $723 and $410; Dr. Schwartz, $1,001, $723 and $410; Mr. Sullivan,
$1,001, $723 and $407; and Mr. Labash, $1,001, $723 and $410.

(4) Mr. Schmidt resigned as a director and executive officer of the Company on August 20, 1997. Mr. Schmidt remains an employee of the Company.


Stock Options

Option Grants in Last Fiscal Year

     Shown below is information with respect to grants of nonqualified stock options during the fiscal year ended December 31, 1997 to the Named Executives which are reflected in the Summary Compensation Table on page 8.

                       OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------
                                                                               Potential Realizable Value at Assumed
                                   Individual Grants/(1)/                     Annual Rates of Stock Price Appreciation
                                                                                            for Option Term
---------------------------------------------------------------------------------------------------------------------------
                   Number of          % of Total
                  Securities           Options                                           5%                     10%
Name              Underlying          Granted to       Exercise    Expiration  ---------------------------------------------
                   Options           Employees in      Price/(3)/     Date        Stock      Dollar      Stock      Dollar
                   Granted            1997/(2)/                                 Price/(4)/   Gains     Price/(4)/   Gains
----------------------------------------------------------------------------------------------------------------------------
Payne              20,000              17.47%           $12.875      5/8/07       $20.97    $161,900    $33.39     $410,300
----------------------------------------------------------------------------------------------------------------------------
Churchill          10,000               8.73%           $12.875      5/8/07       $20.97    $ 80,950    $33.39     $205,150
----------------------------------------------------------------------------------------------------------------------------
Schmidt            10,000               8.73%           $12.875      5/8/07       $20.97    $ 80,950    $33.39     $205,150
----------------------------------------------------------------------------------------------------------------------------
Schwartz           10,000               8.73%           $12.875      5/8/07       $20.97    $ 80,950    $33.39     $205,150
----------------------------------------------------------------------------------------------------------------------------
Sullivan            6,000               5.24%           $12.875      5/8/07       $20.97    $ 48,570    $33.39     $123,090
----------------------------------------------------------------------------------------------------------------------------
Labash             10,000               8.73%           $12.875      5/8/07       $20.97    $ 80,950    $33.39     $205,150
----------------------------------------------------------------------------------------------------------------------------

_________________________

(1) These Nonqualified Stock Options ("NSOs") were granted pursuant to the Company's 1996 Stock Plan (the "1996 Plan") and may not be exercised until they vest. These NSOs vest 20% after 1 year, 40% after 2 years, 60% after 3 years, 80% after 4 years and 100% after 5 years, provided that on death or retirement under specified conditions, these NSOs may become fully vested at the discretion of the Compensation Committee.

(2)  Based on 114,500 options granted to all employees.

(3) Based on the average closing sale price of the Common Stock of the Company reported by Nasdaq as of the close of business on the three most recent trading days prior to but excluding the date of grant.

(4) The share price represents the price of the Common Stock if the assumed annual rates of stock price appreciation are achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     Shown below is information with respect to options exercised by the Named Executives during 1997 and unexercised options granted pursuant to the 1996 Plan to the Named Executives, and held by them at December 31, 1997.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

----------------------------------------------------------------------------------------------
                                          Number of Securities         Value of Unexercised
               Shares        Value       Underlying Unexercised        In-the-Money Options
             Acquired on    Realized      Options at 12/31/97               at 12/31/97
  Name        Exercise        ($)       Exercisable/Unexercisable    Exercisable/Unexercisable
----------------------------------------------------------------------------------------------
Payne             0            $0             8,000/52,000                $98,840/$472,860
----------------------------------------------------------------------------------------------
Churchill         0            $0             2,400/19,600                $29,652/$157,358
----------------------------------------------------------------------------------------------
Schmidt           0            $0             4,000/26,000                $49,420/$236,430
----------------------------------------------------------------------------------------------
Schwartz          0            $0             4,000/26,000                $49,420/$236,430
----------------------------------------------------------------------------------------------
Sullivan          0            $0             4,000/22,000                $49,420/$220,930
----------------------------------------------------------------------------------------------
Labash            0            $0             4,000/26,000                $49,420/$236,430
----------------------------------------------------------------------------------------------


                             EMPLOYMENT AGREEMENTS

     In October 1996, Messrs. Payne, Sullivan and Labash entered into Employment Agreements with the Company (the "1996 Agreements"). The 1996 Agreements commenced on October 28, 1996 and continue until terminated in accordance with their provisions. The 1996 Agreements provide for an initial base annual salary, and may be terminated by the Company without cause at any time, or by the officer upon sixty (60) days written notice. The Company furnishes life insurance coverage to the officers pursuant to the 1996 Agreements in an amount equal to one year's salary and bonus, and if a 1996 Agreement is terminated by the Company without cause, the officer shall be entitled to receive his base salary through the first anniversary of the date of the Company's notice of termination.

     In October 1997, Dr. Schwartz entered into an Employment Agreement with the Company. The Agreement commenced on October 1, 1997 and continues until terminated in accordance with its provisions. The Agreement carries terms substantially identical to the 1996 Agreements.

     Messrs. Churchill and Schmidt entered into Employment Agreements in 1994 (the "1994 Agreements"), that provided for a three-year term of employment which expired in October 1997. The 1994 Agreements provided for an initial base annual salary.

     Each of the above Agreements provide that employment terminates upon the officer's death, and may be terminated by the Company for cause, or upon the officer's disability, or by mutual agreement. In addition, such Agreements provide that the initial salaries thereunder may be adjusted upward to conform to alterations in the Company's compensation policy for officers. They also provide for reimbursement of expenses, the right to participate in the Company's benefit programs and eligibility for an annual bonus consistent with the provisions and goals set by the Board of Directors for each bonus year. Such Agreements contain confidentiality and noncompete restrictions during the term of employment and for a period of one year thereafter.

                             CERTAIN TRANSACTIONS

Investment Agreement; Rights of Series B Stock

     In June 1996, the Company entered into an Investment Agreement (the "Investment Agreement") among MFI Investors L.P. (the "Partnership"), MFI Associates, Inc., the sole general partner of the Partnership (the "General Partner") and the Company, whereby the Partnership acquired an ownership interest in the Company's Common Stock and 100 shares of Series B Preferred Stock, no par value (the "Series B Stock").

     Mr. Ned L. Sherwood, a director of the Company, is an officer and director of the General Partner and has an interest as a limited partner of the Partnership. Mr. Jeffery A. Oyster, also a director of the Company, is also an officer and director of the General Partner. Mr. Sherwood and Mr. Oyster are two of the five voting stockholders of the General Partner.

     The Series B Stock entitles the Partnership to elect three directors (the "Series B Directors"), subject to decrease to two directors if its Common Stock ownership is below 20%, one director if its Common Stock ownership is below 10%, and no directors if its Common Stock ownership is less than 5%. Presently, the Partnership has the right to elect two directors in the class of directors to be elected at the 1998 Annual Meeting (the "1998 Class"), and one director in the class to be elected at the 1999 Annual Meeting (the "1999 Class"). Mr. Oyster is presently serving as a director in the 1998 Class, and Mr. Sherwood is presently serving in the 1999 Class. The Partnership may exercise its right to elect another director in the 1998 Class at any time. Such director may not be a stockholder, partner, director, officer or employee of the Partnership or the General Partner, and may not be an employee or former employee of the Company. Any vacancy in a Series B directorship may be filled only with a nominee of the remaining Series B Directors or the Partnership as the holder of the outstanding shares of Series B Stock.

     As long as the Partnership beneficially owns in excess of 15% of the Common Stock, it shall have the right to have at least one Series B Director on the audit and compensation committees of the board, and as long as any shares of Series B Stock are outstanding, the Company may not increase its board of directors to consist of more than 11 directors. Except as required by law, the Series B Stock has no other voting rights.

     With respect to the election or removal of directors (other than those elected by the Partnership as holder of the Series B Stock), the Investment Agreement provides that the Common Stock held by the Partnership is to be voted proportionally in accordance with the vote of the Company's public stockholders (defined as stockholders other than the Partnership and certain executive officers of the Company).

     With respect to other matters submitted to a vote of Company stockholders, the Partnership may vote 19.9% of the total combined voting power of all voting securities of the Company then outstanding according to its own discretion, and shall vote proportionally in accordance with the votes cast by the Company's public stockholders any of its shares in excess of 19.9%.


Financial Advisory Agreement

     In connection with the Investment Agreement, the Company has entered into a Financial Advisory Agreement whereby ZS Fund L.P. makes available to the Company financial advisory services as requested from time to time, such services to include, without limitation, financial analysis and structuring strategies in connection with acquisition opportunities and other financing sources and opportunities. The Company will pay to ZS Fund L.P. a fee of $125,000 per annum until such time as the Partnership owns less than 15% of the outstanding shares of the Company, and $62,500 per annum if at any time the Partnership owns less than 15% of the outstanding shares, but more than 5%. Any fees payable pursuant to the Financial Advisory Agreement are to be reduced by the amount of directors fees paid to Series B Directors who are not independent directors. This agreement will terminate upon the earliest to occur of June 6, 2001; the first date that the Partnership owns less than 5% of the outstanding Shares; or a change of control of the Partnership without the Company's prior written consent. Under the terms of the Financial Advisory Agreement, the Company is also obligated to indemnify ZS Fund L.P. against any liabilities it may incur in connection with its services under the Financial Advisory Agreement.


Employee Loans

     The Company provides loans to certain of its executive officers in the form of promissory notes and demand notes for the purpose of exercising stock options, purchasing stock of the Company and paying withholding taxes on the vesting of restricted stock. These loans bear interest at various rates ranging from 7.75% to 9.00%. The largest aggregate amount of the above indebtedness outstanding for any executive officer which exceeded $60,000 from January 1, 1997 to the date of this Proxy Statement were as follows: Mr. Payne, $113,612; Mr. Churchill, $70,877; Dr. Schwartz, $165,000; and Mr. Sullivan, $131,463. The outstanding principal balances of these loans as of the date of this Proxy Statement are as follows: Mr. Payne, $97,453; Mr. Churchill, $59,060; Dr. Schwartz $165,000 and Mr. Sullivan, $123,363. Mr. Sullivan's loans include a promissory note issued April 1, 1994 in the amount of $40,500 that provides for repayment of principal equally over ten years beginning in 1995; provided, however, that principal payments are forgiven every two years if he remains employed by the Company on the payment due date commencing with the payment due in 1996.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At the Compensation Committee's request, Mr. Payne recommended 1997 bonuses for Messrs. Churchill, Schmidt, Schwartz, Sullivan and Labash, and he conferred with the Committee regarding these recommendations.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee"), throughout 1997 and subsequently, has been composed of three non-executive directors: Jack R. Wentworth, Chairman, Karen E. Predow and Ned L. Sherwood.

     The Committee is primarily responsible for establishing the compensation and benefits for each of the Named Executives. In addition, the Committee constitutes the "Plan Committee" responsible for the administration of the 1996 Stock Plan. Accordingly, the Committee will have the right to select the individuals to receive awards under the 1996 Stock Plan and determine the amount of such awards. As described below, in May 1997, the Committee granted nonqualified stock options ("NSOs") to each of the Named Executives.

     The key components of the compensation program for the Named Executives in 1997 were base salary, an annual bonus and long-term incentives in the form of stock options.

     In May 1997, the Committee reviewed the salaries of the Named Executives and approved a 5% increase commencing March 1, 1997, for Messrs. Thomas H. Payne, Verne B. Churchill, Glenn W. Schmidt, Sanford M. Schwartz and Lawrence W. Labash. These increases were in line with those made for client service unit managers and were considered appropriate in light of the progress of the Company. In August 1997, Mr. Sullivan was promoted to Chief Financial Officer of the Company, and also became a member of the Board of Directors. In light of his increased responsibilities, the Committee approved a 10% increase in his base salary, effective August 25, 1997.

     In May 1997, the Committee granted NSOs to each of the Named Executives. The exercise price of the NSOs is $12.875, based on the average closing sale price of the Common Stock of the Company reported by Nasdaq as of the close of business on the three trading days on which actual sales occurred immediately prior to the grants. The NSOs vest in 20% increments over five years.

     The NSOs provide the Named Executives with the opportunity to purchase and maintain an equity interest in the Company, thereby aligning their interests with the interests of stockholders and motivating the Named Executives to maximize long-term stockholder value. The five-year vesting schedule of the NSOs is intended to encourage the Named Executives to remain with the Company on a long-term basis. The 1997 grants to each of the Named Executives were based on the continued improved financial results of the Company in 1996 and recommendations from senior management. The NSO award to Mr. Payne was determined solely by the Committee.

     On August 20, 1997, Mr. Schmidt resigned his duties as an executive officer of the Company. This move was described by Mr. Schmidt as a step in what will be a lengthy but orderly process ultimately involving his retirement. Mr. Schmidt continues to retain significant operational responsibilities. At his request, his base salary was reduced from $188,526 to $161,200, effective October 27, 1997.

     In January 1998, at the Committee's request, Mr. Payne, Chief Executive Officer, made bonus recommendations regarding the 1997 bonuses for Messrs. Churchill, Schmidt, Schwartz, Sullivan and Labash, and he conferred with the Committee regarding the rationale for the recommendations. Thereafter, the Committee independently determined the 1997 bonuses for the Named Executives. It was the view of the Committee that each of these individuals made a material contribution to the Company's financial and operational growth during 1997.

     In January 1998, the Committee granted NSOs to each of the Named Executives. The exercise price of the NSOs is $15.94, based on the average closing sale price of the Common Stock of the Company reported by Nasdaq as of the close of business on the three trading days on which actual sales occurred immediately prior to the grants. The NSOs vest in 20% increments over five years. These grants to each of the Named Executives were based on the continued improved financial results of the Company in 1997 and recommendations from senior management. The NSO award to Mr. Payne was determined solely by the Committee.

     The Committee believed that Mr. Payne's 1997 bonus should be increased commensurately to the increased success of the Company as to revenue and earnings growth. Consequently, the $300,000 bonus was determined to be appropriate.

     The 1997 bonuses for Messrs. Churchill and Schmidt were also based on the continued improved financial results of the Company in 1997. Mr. Schmidt's bonus was also a reflection of his success in continuing to contain expenses and managing large-scale projects at a time when the Company was experiencing significant internal growth.

     When Dr. Schwartz joined the Company in July 1992, he was awarded 400,000 shares of Common Stock, subject to a ten-year vesting schedule. The shares vest at the rate of 10% each year, commencing January 5, 1993 and ending January 5, 2002. Prior to vesting, the shares are subject to restrictions on transfer and forfeiture, if Dr. Schwartz's employment with the Company should terminate. As of December 31, 1997, Dr. Schwartz held 312,400 of the 400,000 shares awarded, of which 160,000 are still subject to forfeiture. Such 312,400 shares have an aggregate value of $5,232,700, based on the closing price of the shares on December

31, 1997. There was no agreed bonus or formula for a bonus in light of the incentive nature of the Common Stock award. Nonetheless, in the judgment of Mr. Payne and the Committee, because of the financial and operational results achieved within the managerial assignments of Dr. Schwartz, a $50,000 bonus for 1997 was deemed appropriate.

     The Committee believed that Mr. Sullivan's 1997 bonus should be $60,000 in light of the Company's continued improved financial results and his role in those results, particularly his work on the 1997 public stock offering.

     Mr. Labash's bonus was based in large part on the Company's bonus policy applicable to all Client Service Unit Managers, such as Mr. Labash. Under this policy, each Client Service Unit receives a bonus pool equal to a percentage of revenue and an additional payment equal to a percentage of contribution margin (contribution margin being defined as gross margin less overhead expenses). The bonus pool for each unit manager under this policy is based upon the discretion of Mr. Payne, subject in the case of Mr. Labash to the judgment of the Committee.

     Effective January 1, 1994, the allowable deduction for federal income tax purposes of compensation paid by the Company to the Named Executives is $1,000,000 per executive per year. This limitation does not apply to compensation that is based upon the attainment of performance goals or paid pursuant to a written contract that was in effect on February 17, 1993. These limitations have not affected the Company's ability to deduct all taxable compensation paid to its Named Executives and is not expected to affect these deductions in the foreseeable future.

     Except as otherwise described above, the Committee's determinations regarding 1997 compensation were not subject to specific criteria but were based upon more general criteria as the Committee in its discretion considered to be relevant, including the Committee's perception of the individual's performance and the overall financial and earnings performance of the Company.


Jack R. Wentworth, Chairman
Karen E. Predow
Ned L. Sherwood

                            TOTAL RETURN COMPARISON

  The following graph sets forth a five-year comparison of cumulative total returns for: (i) the Company (which is traded on The Nasdaq National Market);
(ii) the Center for Research in Securities Prices ("CRSP") Index for Nasdaq Stock Market (U.S. Companies); and (iii) a peer group selected in good faith by the Company (the "Peer Group"). In identifying the Peer Group, companies with business descriptions similar to that of the Company were selected. The Peer Group includes the following companies: American Business Information, Inc. Class A and Class B Common Stock; Find SVP, Inc.; M/A/R/C Group, Inc.; Market Facts, Inc.; NFO Worldwide, Inc.; Opinion Research Corporation; and Total Research Corporation. All returns were calculated assuming dividend reinvestment and the returns of each company have been weighted according to market capitalization at the beginning of each period indicated.


                    PERFORMANCE GRAPH FOR MARKET FACTS, INC.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS




                              [GRAPH APPEAR HERE]






   Symbol    CRSP Total Returns Index:   12/31/92  12/31/93  12/31/94  12/31/95  12/30/96  12/31/97
-------------------------------------------------------------------------------------------------------
   ------    MARKET FACTS, INC........      100.0     187.9     230.5     373.3   1,105.2   2,056.9
             Nasdaq Stock Market......      100.0     114.8     112.2     158.7     195.2     239.5
             (U.S. Companies)
   - - - -   Peer Group...............      100.0      86.6     103.9     162.5     195.9     226.8
-------------------------------------------------------------------------------------------------------
   Notes:
   A.    The lines represent annual index levels derived from compounded daily returns that include all dividends.
   B.    The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C.    If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.    The index level for all series was set to 100.0 on 12/31/92.


                                     ITEM 2

                        APPROVAL OF THE AMENDMENT TO THE
                       MARKET FACTS, INC. 1996 STOCK PLAN

     General. The Board of Directors has adopted, subject to stockholder approval, an amendment (the "Amendment") to the Company's 1996 Stock Plan (the "1996 Plan"), to increase the number of shares of Common Stock available for issuance under the 1996 Plan by 800,000 shares, to an aggregate of 1,800,000 shares of Common Stock.

     The 1996 Plan was approved by the Company's stockholders at the Company's 1997 Annual Meeting of Stockholders. As of March 10, 1998, 867,150 shares were subject to outstanding options under the 1996 Plan and 118,250 shares were available for future grants.

     The Company believes the 1996 Plan has been an effective tool in attracting and retaining officers, directors and key employees and has aligned the interests of such persons with the long-term interests of the Company and its stockholders. The Company believes that an increase in the aggregate number of shares available for issuance under the 1996 Plan is necessary to allow the continued viability of the 1996 Plan.

     Purpose. The purpose of the 1996 Plan is to provide officers, directors and key employees who have substantial responsibility for the direction and management of the Company with additional incentive to promote the success of the Company's business, to encourage such directors and key employees to remain in the service of the Company and to enable them to acquire proprietary interests in the Company. The following is a summary of the 1996 Plan. This summary, however, does not purport to be a complete description of the 1996 Plan.

     The 1996 Plan. The 1996 Plan provides for the granting of awards of restricted stock ("Restricted Stock"), incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code (the "Code"), nonqualified stock options ("NSOs") and stock appreciation rights ("SARs") (awards of Restricted Stock, ISOs, NSOs and SARs are sometimes collectively referred to herein as "Awards"), and currently permits a total of 1,000,000 shares of Common Stock to be awarded to Participants under the 1996 Plan in the form of ISOs, NSOs, Restricted Stock or any combination thereof. As of March 10, 1998, the closing sale price of the Common Stock was $19.125 per share as reported by Nasdaq.

     The Committee. The committee administering the 1996 Plan (the "Committee") from time to time grants Awards under the 1996 Plan to selected eligible directors and employees (the "Participants"), without payment by the Participant. The Committee shall be composed of two or more directors elected by the Board of Directors from time to time. In the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board. Members of the Committee are eligible to receive Awards under the 1996 Plan. Presently, approximately one hundred and fifty (150) employees and ten (10) directors are eligible to participate in the 1996 Plan.

     Restricted Stock Awards. The Committee may in its discretion, grant an award of Restricted Stock to any Participant under the Plan. Awards of Restricted Stock would be issued to Participants without any payment by them. Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the Restricted Stock would expire and new certificates representing unrestricted shares of Common Stock would be issued to the Participant. Generally, the Participant would have all of the rights of a stockholder of the Company with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of Restricted Stock.

     Incentive Stock Options. The 1996 Plan provides the Committee with the authority to grant ISOs to any key employee of the Company and to determine the terms and conditions of each grant, including without limitation, the number of shares subject to each ISO and the option period. The ISO exercise price would also be determined by the Committee and would not be less than the fair market value of the Common Stock on the date of grant. The exercise price would not be less than 110% of such fair market value and the exercise period would not exceed five years if the Participant was the holder of more than 10% of the Company's outstanding voting securities.

     Nonqualified Stock Options. The 1996 Plan provides the Committee with the authority to grant NSOs to any Participant and to determine the terms and conditions of each grant, including the number of shares subject to each NSO, the option period and the option exercise price.

     Option Period. Unless the Committee otherwise determines, the option period for both ISOs and NSOs will expire upon the earliest of: (i) ten years after grant, (ii) three months after termination of employment or service on the Board for any reason other than cause or death or total and permanent disability,
(iii) immediately upon termination of employment or service on the Board for cause, or (iv) 12 months after death or total and permanent disability.

     Stock Appreciation Rights. The Committee may, in its discretion, grant an SAR to any Participant. SARs granted by the Committee pursuant to the 1996 Plan may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the Participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO. In exchange, the Participant would receive from the Company an amount equal to the product of (i) the excess of the fair market value of a share of Common Stock on the date of surrender over the fair market value of the Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share exercise price under such option and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related option which is surrendered. SARs would be exercisable during a period established by the Committee and, if related to an ISO or NSO, shall terminate on the same date as the related option. Upon exercise, Participants would be paid in shares of Common Stock or cash, as determined by the Committee.

     The Manner of Exercise. The Committee may permit the exercise price for options granted under the 1996 Plan to be paid in cash or shares of Common Stock, including shares of Common Stock which the Participant received upon the exercise of one or more options. The Committee may also permit the option exercise price to be paid by the Participant's delivery of an election directing the Company to withhold shares of Common Stock from the Common Stock otherwise due upon exercise of the option or any method permitted by law.

     Vesting. Unless the Committee establishes a different vesting schedule at the time of grant, Awards vest 20% after one year, 40% after two years, 60% after three years, 80% after four years and 100% after five years. A Participant may not exercise an option or SAR or transfer shares of Restricted Stock until the Award has vested.

     Generally, if a Participant's employment with the Company or service on the Board is terminated due to retirement, death, disability or a change in control of the Company (as determined by the Committee), the Committee may, in its discretion, accelerate vesting. If a Participant's employment with or service to the Company is terminated for any other reason, any Awards that are not yet vested are forfeited.

  Nontransferability. Awards are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that NSOs, SARs and Restricted Stock are transferable in the Committee's discretion after vesting. During a Participant's lifetime, his ISOs may be exercised only by him.

  Withholding Tax. The Company shall have the right to withhold in cash or shares of Common Stock with respect to any payments made to Participants, any taxes required by law to be withheld because of such payments.

  Amendment; Termination. The Board of Directors may amend the 1996 Plan at any time, but may not impair the rights of Participants with respect to any outstanding Awards without the consent of Participants.

  The 1996 Plan will terminate ten (10) years after its adoption by the Board of Directors; provided, however, that the Board of Directors may terminate the 1996 Plan at any time. Termination of the 1996 Plan will not affect the rights of Participants with respect to any Awards granted before the termination date.

  Awards. During 1997, options to purchase 66,000 shares of Common Stock were awarded to the Named Executives, options to purchase 18,000 shares of Common Stock were awarded to non-employee directors and options to purchase 48,500 shares were awarded to other 1996 Plan participants. No determination has been made as to additional individual grants under the 1996 Plan.

  Federal Tax Consequences-Incentive Stock Options. Provided a Participant is an employee of the Company during the period beginning on the date of grant of the ISO and ending on the day three months before the date of exercise, neither the grant nor the exercise of an ISO has an immediate tax consequence to the Participant or the Company. If subsequent to the exercise of an ISO the Participant does not dispose of the acquired Common Stock within two years after the date of the grant of the ISO, or within one year after the date of the transfer of the Common Stock to the Participant (the "Holding Period"), the Company is not entitled to a tax deduction, the Participant realizes no ordinary income, and any gain or loss that is realized on the subsequent sale or taxable exchange of the Common Stock is treated as a long-term capital gain or loss. Certain tax deductions and exclusions, known as "tax preference items," give rise to an "alternative minimum tax" enacted to recapture some of the tax savings provided by such tax preference items. The tax benefits associated with an ISO are tax preference items that may affect the alternative minimum tax that must be paid by certain high income individuals.

  If a Participant exercises an ISO and disposes of the acquired Common Stock before the end of the Holding Period, the Participant's and the Company's tax treatment will be the same as if the Participant had exercised an NSO (described below). Therefore, the Participant realizes ordinary income in an amount equal to the excess, if any, between the option price of the Common Stock and the fair market value of such Common Stock on the date of exercise. The Company is entitled to a corresponding tax deduction in the same amount and at the same time.

  Federal Tax Consequences-Nonqualified Stock Options. Generally, the recipient of an NSO realizes no taxable income at the time of grant. Similarly, the Company is not entitled to a deduction with respect to the grant of an NSO.

  Upon the exercise of an NSO, a Participant realizes income at ordinary income tax rates. The amount included in income is the excess of the fair market value of the Common Stock acquired (as of the date of exercise) over the exercise price. The Company is generally entitled to a corresponding deduction equal to this amount for the Company's taxable year that ends with or includes the end of the Participant's taxable year of income inclusion. The Company's deduction is only allowed, however, to the extent the amount is considered "reasonable compensation."

  A Participant's tax basis in the Common Stock acquired upon the exercise of an NSO will be the exercise price, plus any amount includable in the Participant's gross income upon the exercise of the NSO. The gain or loss realized by the Participant upon a subsequent sale or exchange of the shares will be a capital gain or loss.

  Federal Tax Consequences-Restricted Stock. Generally, because of the risk of forfeiture prior to vesting (and certain other restrictions that may be imposed by the Committee), no taxable income will be recognized by the Participant upon an Award of Restricted Stock. However, a Participant may make an election under
Section 83(b) of the Code, within 30 days of the date of issuance of the Restricted Stock, to be taxed at the time of issuance. Any Participant who makes such an election recognizes ordinary income on the date of issuance of the Restricted Stock equal to its fair market value at that time. The Company is entitled to an equivalent deduction. No additional income would then be recognized by the Participant upon the lapse of restrictions on the Restricted Stock. Absent an election under Section 83(b) of the Code, a Participant does not recognize taxable income upon the Award of Restricted Stock. Rather, the Participant is deemed to receive ordinary income at the time the restrictions on the Restricted Stock lapse. The amount of the Participant's taxable income is equal to the fair market value of the unrestricted stock, less any amount paid by the Participant for the Restricted Stock. The Company is entitled to a corresponding deduction at such time for the same amount.

  Unless an election under Code Section 83(b) is made, dividends paid to a Participant while the Restricted Stock remains subject to restrictions are treated as compensation for federal income tax purposes. Any dividends paid on the Restricted Stock subsequent to an election under Code Section 83(b) are treated as dividend income, rather than compensation, for federal income tax purposes.

                              Board Recommendation

  Assuming a quorum is present, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon is required to adopt the amendment to the 1996 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT TO THE 1996 PLAN.

                                 VOTE REQUIRED

  Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the shares represented and entitled to vote will be required to act on the election of directors and the affirmative vote by the holders of a majority of the shares represented and entitled to vote will be required to amend the Market Facts, Inc. 1996 Stock Plan, and to act on all other matters to come before the Annual Meeting. A broker non-vote is not counted in determining voting results. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Since December of 1990, the Company has engaged the firm of KPMG Peat Marwick LLP as its independent public accountants. A representative from this firm will be present at the Annual Meeting of Stockholders, and will be available to respond to appropriate questions from the stockholders if the need arises, or make a statement if the representative desires to do so. This firm has been engaged as the Company's independent public accountants for 1998.


                     BOARD OF DIRECTORS AND COMMITTEE DATA

  During 1997, four Board meetings were held. All directors of the Company attended all of the Board meetings held during the year.

  The Board of Directors does not have a standing nominating committee. The Audit Committee currently consists of Mr. Boyd as Chairman, Dr. Wentworth and Mr. Sullivan. Mr. Sullivan was appointed to the Audit Committee in August of 1997, following Mr. Schmidt's resignation from the Board in August of 1997. The duties of the Audit Committee are to advise the Company on its engagement of independent public accountants and to review all reports of the Company's audit performed by its independent public accountants. The Audit Committee held two meetings during 1997, and all members of this committee, at the respective meeting dates, attended each meeting.

  In 1997, the Compensation Committee and the Plan Committee each consisted of Dr. Wentworth as Chairman, Dr. Predow and Mr. Sherwood. The functions performed by the Compensation Committee are to establish the compensation and benefits for each of the Named Executives and, as the Plan Committee, to administer the 1996 Stock Plan. The Compensation Committee held three meetings in 1997 and the Plan Committee held four meetings in 1997, and all members attended each Committee meeting.

  Throughout 1997, the Company maintained an arrangement whereby directors who are not officers and employees of the Company each received an attendance fee of $4,000 for each meeting at which they were present. Such directors who are members of the Audit or Compensation Committee received an additional $2,000 for each meeting of the Audit and/or Compensation Committees at which they were present. Directors who are also officers and employees of the Company, as well as employees of the ZS Fund L.P., are not paid for their services as directors as such, nor for their attendance at board or committee meetings. No director received more than the standard arrangement for services as a director during the last fiscal year.

  The Directors are also eligible to participate in the Company's 1996 Plan. Mr. Oyster was awarded an option to purchase 18,000 shares of Common Stock upon his election to the Board in August 1997.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Stockholders of the Company to be held in 1999, must be received by the Company on or before November 23, 1998.


                                 OTHER MATTERS

  The Board of Directors is not aware of any matters that will come before the meeting other than the matters described herein. However, if other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

  Stockholders who do not expect to attend the meeting in person are urged to indicate their choices and sign, date and return the enclosed proxy as soon as possible.


                      By Order of the Board of Directors,



               Verne B. Churchill           Thomas H. Payne
               Chairman,                    President and
               Board of Directors           Chief Executive Officer



Arlington Heights, Illinois
March 24, 1998


================================================================================
 Market Facts will be pleased to make its Annual Report on Form 10-K available to stockholders without charge, upon request in writing to the Corporate Assistant Secretary.
================================================================================

                              MARKET FACTS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 30, 1998


The undersigned hereby constitutes and appoints VERNE B. CHURCHILL, THOMAS H. PAYNE, and WESLEY S. WALTON, or any one of more of them, Proxies, with full power of substitution, to vote for the undersigned the shares of Common Stock of MARKET FACTS, INC., registered in the name of the undersigned at the Annual Meeting of Stockholders of said corporation to be held on April 30, 1998, and at any and all adjournments thereof, upon the following matters more fully described in the Proxy Statement:

Election of Directors. Nominees: WILLIAM B. BOYD and TIMOTHY J. SULLIVAN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, OR THE VOTE WILL BE WITHHELD, IN ACCORDANCE WITH ANY SPECIFICATION MADE HEREIN. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE ABOVE DIRECTORS AND "FOR" APPROVAL OF THE AMENDMENT TO THE MARKET FACTS, INC. 1996 STOCK PLAN.

Receipt of the Annual Report of the Company and of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated March 24, 1998 is hereby acknowledged.

The powers hereby granted may be exercised by a majority of said proxies or their substitute or substitutes present and acting at said Annual Meeting or any adjournment thereof or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

                          (CONTINUED FROM OTHER SIDE)

[X]  Please mark your
     votes as in this
     example

  1. Election of Directors  FOR     WITHHELD
     (See Reverse)          [  ]      [  ]

  2. Approval of the amendment to the Market Facts, Inc.
     1996 Stock Plan to increase the aggregate number of
     shares of common stock that may be issued pursuant         FOR        AGAINST     ABSTAIN
     to the Plan from 1,000,000 to 1,800,000.                   [  ]        [   ]       [   ]

  3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                                               The signature to this proxy should
                                                               conform to the name as shown. Stock
                                                               registered jointly must be signed by
                                                               all parties in whose name such stock is
                                                               registered. When signing as attorney,
                                                               executor, administrator, trustee or
                                                               guardian, give your title as such. If
                                                               signer is a corporation, please sign
                                                               full corporate name by authorized
                                                               officer.


                                                               PROXY SOLICITED ON BEHALF OF THE
                                                               BOARD OF DIRECTORS.

                                                               PLEASE SIGN HERE:


STOCKHOLDER:_____________________________________              ________________________________________

NO. OF SHARES:___________________________________              ________________________________________
                                                               SIGNATURE(S)                   DATE